                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

                                NOBLE CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                NOBLE CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

        ........................................................................

    2)  Aggregate number of securities to which transaction applies:

        ........................................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ........................................................................

    4)  Proposed maximum aggregate value of transaction:

        ........................................................................

    5)  Total fee paid:

        ........................................................................


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

        ........................................................................

    2)  Form, Schedule or Registration Statement No.:

        ........................................................................

    3)  Filing Party:

        ........................................................................

    4)  Date Filed:

        ........................................................................

                                  (NOBLE LOGO)

                                NOBLE CORPORATION
                      13135 SOUTH DAIRY ASHFORD, SUITE 800
                             SUGAR LAND, TEXAS 77478

                   NOTICE OF ANNUAL GENERAL MEETING OF MEMBERS

                          TO BE HELD ON APRIL 24, 2003


To the Members of
Noble Corporation:

     The annual general meeting of members of Noble Corporation, a Cayman Islands exempted company limited by shares (the "Company"), will be held on Thursday, April 24, 2003, at 10:00 a.m., local time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, for the following purposes:

          1. To elect two directors to the class of directors whose three-year term will expire in 2006; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 6, 2003 as the record date for the determination of members entitled to notice of and to vote at the annual general meeting or any adjournment thereof. Only holders of record of ordinary shares of the Company at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such members will be available for examination at the offices of the Company in Sugar Land, Texas during normal business hours for a period of 10 days prior to the meeting.

     A record of the Company's activities during 2002 and financial statements for the fiscal year ended December 31, 2002 are contained in the accompanying 2002 Annual Report. The Annual Report does not form any part of the material for solicitation of proxies.

     Your vote is important. All members are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by telephone, via the Internet or by completing, signing, dating and mailing the enclosed proxy or voting instruction card in the postage-paid envelope provided. If a member who has submitted a proxy attends the meeting in person, such member may revoke the proxy and vote in person on all matters submitted at the meeting.


                                         By Order of the Board of Directors

                                                 Julie J. Robertson
                                                     Secretary


Sugar Land, Texas
March 14, 2003

                                  (NOBLE LOGO)

                                NOBLE CORPORATION
                      13135 SOUTH DAIRY ASHFORD, SUITE 800
                             SUGAR LAND, TEXAS 77478


                                 PROXY STATEMENT

                      FOR ANNUAL GENERAL MEETING OF MEMBERS
                          TO BE HELD ON APRIL 24, 2003


                                     GENERAL

     This proxy statement is furnished to members of Noble Corporation (the "Company") in connection with the solicitation by our board of directors of proxies for use at the annual general meeting of members to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy or voting instruction card is March 18, 2003.

PROXIES AND VOTING INSTRUCTIONS

     If you hold ordinary shares, par value $.10 per share, of the Company ("Ordinary Shares") in your name, you can submit your proxy in three convenient ways:

     o TELEPHONE - Call toll free 1-800-850-5909 (24 hours a day, seven days a week) and follow the instructions given. You will need to give the Control Number set forth on your proxy card accompanying this proxy statement. This method of submitting your proxy is available for residents of the United States and Canada only, and is available until 5:00 p.m. Eastern Time on Wednesday, April 23, 2003.

     o INTERNET - Visit http://proxy.georgeson.com. Enter the Company Number and Control Number from your proxy card and follow the instructions given. This method of submitting your proxy will be available until 5:00 p.m. Eastern Time on Wednesday, April 23, 2003.

     o PROXY CARD - Complete, sign and date your proxy card and mail it in the postage paid envelope provided. Proxy cards must be received by us before voting begins at the annual general meeting.

     If you hold Ordinary Shares through someone else, such as a bank, broker or other nominee, you may get material from them asking you how you want to vote your shares. You should check to see if they offer telephone or Internet voting.

     You may revoke your proxy at any time prior to its exercise by:

     o    Giving written notice of the revocation to our corporate secretary;

     o    Appearing and voting in person at the annual general meeting; or

     o Properly submitting a later-dated proxy by telephone, via the Internet or by delivering a later-dated proxy card to our corporate secretary.

     If you attend the annual general meeting in person without voting, this will not automatically revoke your proxy. If you revoke your proxy during the meeting, this will not affect any vote previously taken. If you hold

Ordinary Shares through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your nominee.

     If you were a participant in the Noble Drilling Corporation 401(k) Savings Plan on the record date for the meeting, you should receive a voting instruction card. You can provide instructions to the plan trustee as to how to vote Ordinary Shares held in the plan by calling the telephone number or visiting the Internet site as set forth above, or by completing, signing and dating the voting instruction card and mailing it in the postage paid envelope.

VOTING PROCEDURES AND TABULATION

     The Company will appoint one or more inspectors of election to act at the annual general meeting and to make a written report thereof. Prior to the annual general meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of Ordinary Shares outstanding and the voting power of each, determine the Ordinary Shares represented at the annual general meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law. The determination of the inspectors as to the validity of proxies will be final and binding.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain "routine" items (such as the election of directors) when they have not received instructions from beneficial owners. Brokers will have discretionary authority to vote for the election of directors of the Company. Under applicable Cayman Islands law, a broker non-vote (or other limited proxy) will have no effect on the outcome of the election of directors.

                                VOTING SECURITIES

     Our only outstanding voting securities are our Ordinary Shares. Only holders of record of Ordinary Shares at the close of business on March 6, 2003, the record date for the annual general meeting, are entitled to notice of and to vote at the annual general meeting. On the record date for the annual general meeting, there were 133,578,905 Ordinary Shares outstanding and entitled to be voted at the annual general meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each Ordinary Share is entitled to one vote. Under Cayman Islands law, the holders of our Ordinary Shares do not have appraisal rights with respect to matters to be voted upon at the annual general meeting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of December 31, 2002 information with respect to the only persons who were known to the Company to be the beneficial owners of more than five percent of our outstanding Ordinary Shares.

                                                                             ORDINARY SHARES BENEFICIALLY OWNED
                                                                        ------------------------------------------
      NAME AND ADDRESS OF BENEFICIAL OWNER                                 NUMBER OF SHARES       PERCENT OF CLASS
      ------------------------------------                              ----------------------  ------------------
      FMR Corp......................................................            19,523,789 (1)        14.781%
        82 Devonshire Street
        Boston, Massachusetts 02109

      Putnam, LLC d/b/a Putnam Investments..........................             8,594,486 (2)           6.4%
        One Post Office Square
        Boston, Massachusetts 02109

      Massachusetts Financial Services Company......................             7,822,388 (3)          5.84%
        500 Boylston Street
        Boston, Massachusetts 02116

----------
(1) According to a Schedule 13G (Amendment No. 6), dated February 14, 2003, filed with the Securities and Exchange Commission (the "SEC") by FMR Corp. jointly with Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company ("Fidelity"), the amount beneficially owned includes (i)

     16,711,255 Ordinary Shares owned by several investment companies ("Funds") for which Fidelity Management & Research Company ("Fidelity") acts as investment adviser, (ii) 634,304 Ordinary Shares owned by Fidelity Management Trust Company ("FMTC") in its capacity as investment manager of certain institutional accounts, (iii) 455 Ordinary Shares beneficially owned by Geode Capital Management, LLC (whose managers are shareholders and employees of FMR Corp.) in its capacity as investment adviser and (iv) 2,177,775 Ordinary Shares beneficially owned by Fidelity International Limited ("FIL") in its capacity as investment adviser to certain international funds and institutional investors. FMR Corp. is the parent of Fidelity and FMTC and is controlled by Edward C. Johnson 3d. Neither FMR Corp. nor Mr. Johnson has sole voting power with respect to the Ordinary Shares owned by the Funds. Mr. Johnson and FMR Corp., through its control of FMTC, each has sole investment power with respect to 634,304 of such Ordinary Shares and sole voting power with respect to 590,004 of such Ordinary Shares. Though Mr. Johnson and his family indirectly own shares of voting stock of FIL entitling them to cast approximately 40% of the FIL stockholder votes, and Mr. Johnson is chairman of FIL, FMR and FIL do not believe that they should be required to attribute to each other the beneficial ownership of securities they individually beneficially own.

(2) According to a Schedule 13G (Amendment No. 1), dated February 14, 2003, filed with the SEC by Putnam, LLC (d/b/a Putnam Investments) ("PI") jointly with Marsh & McLennan Companies, Inc., the parent holding company of PI, Putnam Investment Management, LLC ("PIM") and The Putnam Advisory Company, LLC ("PAC"), the amount beneficially owned includes (i) 8,594,486 Ordinary Shares beneficially owned by PI, with respect to which it has shared investment power of all such shares and shared voting power for 660,914 of such shares, (ii) 7,782,473 Ordinary Shares beneficially owned by PIM, with respect to which it has shared investment power of all of such shares and shared voting power for 281,278 of such shares, and (iii) 812,013 Ordinary Shares beneficially owned by PAC, with respect to which it has shared investment power of all of such shares and shared voting power for 379,636 of such shares. PIM and PAC are investment advisors wholly owned by PI.

(3) According to a Schedule 13G (Amendment No. 4), dated February 12, 2003, filed with the SEC, Massachusetts Financial Services Company has sole investment power with respect to all of such Ordinary Shares and sole voting power with respect to 7,768,038 of such Ordinary Shares.

                              ELECTION OF DIRECTORS

     Our Memorandum and Articles of Association provide for three classes of directors, with approximately one-third of the directors constituting the Board being elected each year to serve a three-year term. There are three directors comprising the class whose term expires at the 2003 annual general meeting:
Robert D. Campbell, James C. Day and Marc E. Leland. In accordance with our Articles of Association, the Board has reduced the number of directors constituting the entire board of directors to seven, effective immediately after the annual general meeting, and has nominated Messrs. Day and Leland for re-election as directors of the Company to serve three-year terms expiring in 2006.

     The directors nominated for election this year will be elected by a plurality of the Ordinary Shares present in person or represented by proxy at the annual general meeting and entitled to vote. All duly submitted and unrevoked proxies will be voted for the nominees selected by the board of directors, except where authorization so to vote is withheld. THE BOARD RECOMMENDS THAT MEMBERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

     Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 2003 annual general meeting, is presented below.

                                                 NOMINEES FOR DIRECTORS

JAMES C. DAY,
age 59, director since 1983         Mr. Day has served as Chairman of the Board of the Company since October 22, 1992 and as Chief Executive Officer of the Company since January 1, 1984 and he served as
                                    President from January 1, 1984 to January 1, 1999. From January 1983 until his election as President and Chief Executive Officer, Mr. Day served as Vice President of the Company. Mr. Day is also a director of Global Industries, Ltd. and Noble
                                    Energy, Inc., and a trustee of The Samuel Roberts Noble Foundation, Inc.

MARC E. LELAND,
age 64, director since 1994         Mr. Leland has served since 1984 as President of Marc E. Leland & Associates, Inc.,
                                    a company engaged in the business of providing financial advisory services. Mr.
                                    Leland is also a director of Chartwell Leisure Inc.

                                            CLASS WHOSE TERM EXPIRES IN 2004

MICHAEL A. CAWLEY,
age 55, director since 1985         Mr. Cawley has served as President and Chief Executive Officer of The Samuel Roberts
                                    Noble Foundation, Inc. (the "Foundation") since February 1, 1992, after serving as
                                    Executive Vice President of the Foundation since January 1, 1991. Mr. Cawley has served as a trustee of the Foundation since 1988. For more than five years prior to
                                    1991, Mr. Cawley was the President of Thompson & Cawley, a professional corporation, attorneys at law; and Mr. Cawley currently serves as of counsel to the law firm of
                                    Thompson, Cawley, Veazey & Burns, a professional corporation. Mr. Cawley is also a director of Noble Energy, Inc. and Panhandle Royalty Company.

LUKE R. CORBETT,
age 56, director since 2001         Mr. Corbett has served as Chairman of the Board and Chief Executive Officer of
                                    Kerr-McGee Corporation since May 1999, and also from February 1997 to February 1999.
                                    Between February 1999 and May 1999, he served as Chief Executive Officer of
                                    Kerr-McGee, and from 1995 to 1997, he served as President and Chief Operating
                                    Officer of Kerr-McGee. Mr. Corbett has served as a director of Kerr-McGee since
                                    1995. He is also a director of OGE Energy Corporation and BOK Financial Corporation.

JACK E. LITTLE,
age 64, director since 2000         Mr. Little was President and Chief Executive Officer of Shell Oil Company,
                                    and a member of the Board of Directors and Chairman and Chief Executive
                                    Officer of Shell Exploration & Production Company for more than five years until his retirement in June 1999.  Mr. Little is also a director of TXU
                                    Corp.

                                            CLASS WHOSE TERM EXPIRES IN 2005

LAWRENCE J. CHAZEN,
age 62, director since 1994         Mr. Chazen has served since 1977 as Chief Executive Officer of Lawrence J. Chazen,
                                    Inc., a California registered investment adviser engaged in providing financial advisory services.

WILLIAM A. SEARS,
age 68, director since 1998         Mr. Sears retired from his position as Director of Operations for British Petroleum
                                    Exploration in 1997, after serving with them in various positions since 1983.

             ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

     During 2002, the board of directors held six meetings. Each of the eight directors attended all of the Board meetings. The Company has standing audit, compensation, finance, and nominating and corporate governance committees of the board of directors. The current members of the committees, number of meetings held by each committee in 2002, and a brief description of the functions performed by each committee are set forth below:

          Audit Committee (six meetings). The current members of the audit committee are Jack E. Little, Chairman; Lawrence J. Chazen and William A. Sears. Each of the members attended all meetings of the audit committee held during 2002. The primary responsibilities of the audit committee are to review with our auditors our financial reports (and other financial information) provided to the SEC and the investing public and to assist our board of directors with oversight of the integrity of our financial statements, our compliance with business ethics and legal and regulatory requirements, the qualification and independence of our independent auditors and the performance of our independent and internal auditors. The audit committee's report relating to the 2002 fiscal year begins on page 17 of this proxy statement.

          Compensation Committee (four meetings). The current members of the compensation committee are Michael A. Cawley, Chairman; Luke R. Corbett; and Marc E. Leland. Each of the members attended all meetings of the compensation committee held in 2002. The primary responsibilities of the compensation committee are to discharge our board of director's responsibilities relating to compensation of directors and executive officers, to assist the board of directors in reviewing and administering compensation, benefits, incentive and share based compensation plans and to produce an annual report on executive compensation. The compensation committee's report relating to the 2002 fiscal year begins on page 8 of this proxy statement.

          Finance Committee (four meetings). The current members of the finance committee are Marc E. Leland, Chairman; Robert D. Campbell; and William A. Sears. Each of the members attended all meetings of the finance committee held in 2002. The primary responsibility of the finance committee is to assist our board of directors in fulfilling its oversight function with respect to our financial affairs and policies, including capital requirements and structure, share repurchase programs, dividend policy and long-range financial strategic planning.

          Nominating and Corporate Governance Committee (three meetings). The current members of the nominating and corporate governance committee are Lawrence J. Chazen, Chairman; and Michael A. Cawley. Each of the members attended all meetings of the committee. The primary responsibility of the nominating and corporate governance committee is to assist the board of directors in reviewing, evaluating, selecting and recommending director nominees when one or more directors are to be appointed, elected or re-elected to the Board. The nominating and corporate governance committee is also responsible for overseeing, developing and recommending to the board of directors' principles, policies and practices relating to corporate governance. The nominating and corporate governance committee will consider nominees for director recommended by members entitled to vote for the election of directors, provided that such recommendations are made in accordance with our articles of association. Generally, our articles of association provide that a member must deliver written notice to our corporate secretary not later than 90 days prior to the annual general meeting naming such member's nominee(s) for director and specifying certain information concerning such member and nominee(s). We did not receive any member recommendations for nominees for election of directors at the annual general meeting.

     Compensation Committee Interlocks and Insider Participation. The current members of the compensation committee identified above were the only persons who served on such committee during 2002. Mr. Day and Mr. Campbell both serve as executive officers of certain wholly owned subsidiaries of the Company. However, Mr. Day's and Mr. Campbell's compensation is set solely by the compensation committee of our board of directors, and they receive no additional compensation for performing duties as executive officers or directors of these subsidiaries. Neither Mr. Day nor Mr. Campbell, nor any other officer or employee of the Company or its subsidiaries is a member of the Company's compensation committee.

DIRECTOR EDUCATION

     We provide our directors with information and materials that are designed to assist them in performing their duties as Board members. We provide director manuals, periodic presentations on new developments in relevant areas, such as legal and accounting matters, as well as opportunities to attend director education programs at the Company's expense. Our director manual includes important information about the Company and the responsibilities of our directors, including: our memorandum and articles of association; guidelines for assignments regarding standing committees of the Board; the charters for each of our Board committees; a summary of laws and SEC rules regarding insider trading and short swing profits; our Code of Business Conduct; corporate directors' guidebooks published by such organizations as the National Association of Corporate Directors and the American Society of Corporate Secretaries; a statement of the Noble paradigm that governs how we do our business; and our safety policy and quality policy and objectives.

COMPENSATION OF DIRECTORS

     The compensation committee of the board of directors sets the compensation of our directors. In determining the appropriate level of compensation for our directors, the compensation committee considers the commitment required from our directors in performing their duties on behalf of the Company, as well as comparative information the committee obtains from the compensation consulting firm of Towers Perrin and from other sources. Set forth below is a brief description of the compensation of our directors.

     Annual Retainer and Other Fees and Expenses. We pay our non-employee directors an annual retainer of $35,000, of which $7,000 is paid in Ordinary Shares pursuant to the Equity Compensation Plan for Non-Employee Directors (the "Directors' Plan"). Under the Directors' Plan, non-employee directors may elect to receive the balance in Ordinary Shares or cash. We also pay our non-employee directors a Board meeting fee of $2,000 and a committee meeting fee of $1,500. The chairman of a standing Board committee receives an additional $1,000 per committee meeting. We pay each director who is also one of our officers a fee of $100 for each Board meeting attended. We also reimburse directors for travel, lodging and related expenses they may incur in attending Board and committee meetings.

     Non-Employee Director Stock Options. The 1992 Nonqualified Stock Option Plan for Non-Employee Directors (the "1992 Plan") was approved and ratified by stockholders of Noble Drilling Corporation at its 1993 annual meeting of stockholders and amended with stockholder approval in 2001 and 2002. Under the 1992 Plan, non-employee directors receive a one-time grant of an option to purchase 10,000 Ordinary Shares of the Company. Thereafter, on the next business day after each annual general meeting of members of the Company, such directors receive an annual grant of an option to purchase 7,500 Ordinary Shares of the Company. The options are granted at fair market value on the grant date and are exercisable from time to time over a period commencing one year from the grant date and ending on the expiration of 10 years from the grant date, unless terminated sooner as described in the 1992 Plan.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each named executive officer listed in the Summary Compensation Table appearing on page 11 of this proxy statement. These employment agreements become effective upon a change of control of the Company (within the meaning set forth in the agreements) or a termination of employment in connection with or in anticipation of a change of control, and remain effective for three years thereafter.

     The agreements provide that if the officer's employment is terminated within three years after a change of control or prior to but in anticipation of a change of control, either (1) by us for reasons other than death, disability or "cause" (as defined in the agreement) or (2) by the officer for "good reason" (which term includes a diminution of responsibilities or compensation, or a determination by the officer to leave during the 30-day period immediately following the first anniversary of the change of control), the officer will receive: (a) any unpaid portion of his current salary and prorated portion of his highest bonus paid either in the last three years before the change of control or for the last completed fiscal year after the change of control (the "Highest Bonus"); (b) a lump sum payment equal to three times the sum of his annual base salary (based on the highest monthly salary paid in the 12 months prior to the change of control) and his Highest Bonus; (c) benefits to him and his family at least equal to those which would have been provided had the employment not been terminated for a three-year period; (d) any compensation previously deferred by the officer (together with any accrued interest or earnings thereon) and any accrued vacation pay; and (e) a lump sum amount equal to the excess of (i) the actuarial equivalent of the benefit under the qualified defined benefit retirement plan of the Company and its affiliated companies in which the officer is eligible to participate had the officer's employment continued for three years after termination over (ii) the actuarial equivalent of the officer's actual benefit under such plans. The agreements also require the Company to make an additional payment in an amount such that after the payment of all income and excise taxes, the officer will be in the same after-tax position as if no excise tax under Section 4999 (the so-called Parachute Payment excise tax) of the U.S. Internal Revenue Code of 1986, if any, had been imposed.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 6, 2002 the beneficial ownership of Ordinary Shares by each of our directors, each "named executive officer" of the Company listed in the Summary Compensation Table appearing on page 11 of this proxy statement and all of our directors and executive officers as a group.



                                                                                         COMMON STOCK
                                                                                      BENEFICIALLY OWNED (1)
                                                                               -----------------------------------
                                                                                 NUMBER OF              PERCENT OF
         NAME                                                                     SHARES                CLASS (2)
         ----                                                                  ------------            -----------
         Directors
         Robert D. Campbell................................................          301,942  (3)         0.23%
         Michael A. Cawley.................................................          925,177  (3) (4)     0.69%
         Lawrence J. Chazen................................................           22,336  (3)           -
         Luke R. Corbett...................................................           10,335  (3)           -
         James C. Day......................................................        1,473,698  (3) (4)     1.10%
         Marc E. Leland....................................................           40,195  (3)           -
         Jack E. Little....................................................           25,026                -
         William A. Sears..................................................           44,108  (3)           -
         Named Executive Officers (excluding any
              Director above) and Group
         Mark A. Jackson...................................................          100,974  (3)           -
         Danny W. Adkins...................................................          263,422  (3)         0.20%
         Julie J. Robertson................................................          331,490  (3)         0.25%
         All directors and executive officers as a group (11 persons)......        2,664,084  (5)         1.98%

----------
(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.

(2) The percent of class shown is less than one-tenth of one percent unless otherwise indicated.

(3) Includes shares attributable to Ordinary Shares not outstanding but subject to currently exercisable options, as follows: Mr. Campbell - 204,999 shares; Mr. Cawley - 47,000 shares; Mr. Chazen - 16,000 shares; Mr. Corbett
     - 10,000 shares; Mr. Day - 355,833 shares; Mr. Leland - 40,000 shares; Mr. Little - 22,500 shares; Mr. Sears - 29,500 shares; Mr. Jackson - 61,666 shares; Mr. Adkins - 178,666 shares; and Ms. Robertson - 237,999 shares.

(4) Includes 874,639 Ordinary Shares beneficially owned by The Samuel Roberts Noble Foundation, Inc. Mr. Cawley, as President and Chief Executive Officer and a trustee, and Mr. Day as a trustee, of the Foundation may be deemed to beneficially own, and have voting and investment power with respect to, the 874,639 Ordinary Shares held by the Foundation. As one of the 13 members of the board of trustees of the Foundation, neither Mr. Cawley nor Mr. Day represents sufficient voting power on the Foundation's board of trustees to determine voting or investment decisions with respect to the 874,639 Ordinary Shares. Mr. Cawley and Mr. Day each disclaim any pecuniary interest in the 874,639 Ordinary Shares.

(5) Includes 1,204,163 Ordinary Shares not outstanding but subject to currently exercisable options and 874,639 Ordinary Shares beneficially owned by the Foundation. See footnotes (3) and (4) above.

EXECUTIVE SHARE OWNERSHIP

     We encourage all of our executives to align their interests with our members by making a personal investment in our Ordinary Shares. In 2000, we adopted the minimum ownership guidelines set forth below for our executives. We expect that each of our executives will meet these minimum guidelines within five years of when the guidelines first apply to him or her.

                                                                                          OWNERSHIP GUIDELINES
                                                                                           (MULTIPLE OF BASE
         PAY GRADE LEVEL                                                                         SALARY)
         ---------------                                                                  --------------------
         Pay Grade 37................................................................          5.0 times
         Pay Grades 34 through 36....................................................          4.0 times
         Pay Grades 31 through 33....................................................          3.5 times
         Pay Grades 28 through 30....................................................          2.5 times
         Pay Grades 27 through 28....................................................          2.0 times


                             EXECUTIVE COMPENSATION

     The following report of the compensation committee on executive compensation and the information herein under "Executive Compensation--Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.


         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

To the Members of
Noble Corporation:

     The Compensation Committee (the "Committee") of the board of directors of Noble Corporation ("Noble") is responsible for discharging the board of directors' responsibilities relating to compensation of directors and executive officers (including determining the compensation of the Chief Executive Officer of Noble (the "CEO")), and for assisting the board of directors in reviewing and administering compensation, benefits, and incentive and share-based compensation plans, including the 1991 Stock Option Plan (the "1991 Plan").

     The Committee has retained the services from time to time of Towers Perrin, an independent management and compensation consulting firm, in making its determinations and recommendations in regard to executive compensation matters. The Committee uses compensation surveys and a comparison of how Noble's compensation compares to compensation paid by its competitors to analyze the reasonableness of Noble's compensation. Furthermore, company performance and the individual performances of our executives are considered in making decisions on executive compensation.

     In January 2003, the Committee determined that it would be appropriate that a compensation consulting firm other than Towers Perrin review Noble's compensation programs and practices. In February 2003, the Committee retained Deloitte & Touche LLP to conduct such a review. The Committee expects that Deloitte & Touche LLP will present their findings to the entire Board in April 2003.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     Noble's executive compensation program reflects the philosophy that compensation should be structured to closely align the executives' interests with those of our members. The program is based on stock-based incentive and performance-based pay programs. The compensation program is designed to attract, motivate and retain quality persons who will continue to exemplify dedication to Noble and its goals, thereby enhancing member (shareholder) value.

Base Salary

     The Committee reviews base salaries for executive officers annually and periodically adjusts salaries to reflect the competitive market and the individuals' responsibilities, experience, leadership and contributions to our success. The policy of the Committee is generally to set base salary levels at approximately the median range for comparable positions determined from survey information.

     In October 2002, the Committee conducted its annual review of the base salaries of the executive officers. At the request of senior management, no salary adjustments for officers were made at that time.

Annual Incentives

     Noble's Short Term Incentive Plan ("STIP") is a goal-driven plan that gives participants, including executive officers, the opportunity to earn annual cash bonuses if specified performance goals are achieved. A participant's target bonus will range from 10% to 75% of the participant's base salary, depending on salary classification. The CEO's target bonus is 75% of base salary. The STIP is available to all full-time employees of Noble or its subsidiaries in salary classifications 18 and higher who have completed one year of service at the close of the plan year (December 31). The bonus earned by employees with less than two years of service is prorated based on the number of full months served.

     The Committee sets performance goals for the STIP for each year. Bonus awards are calculated by multiplying the target bonus by a multiplier, which is calculated by measuring actual performance against the performance goals set by the Committee. Corporate or headquarters personnel and division personnel have different performance goals. The Noble corporate employees (which includes the CEO) performance goals for 2002 were total member/shareholder return and actual net income as measured against budget. Division goals for 2002 were weighted with respect to four criteria: safety results, optimizing operating performance, net income and cash flow from operations.

     Fifty percent of the bonus calculation for all employees is based on achievement of the corporate performance goals. For each corporate employee, the balance of the bonus calculation depends on the overall performance of all of the divisions against the division goals. For each division employee, the balance of the calculation depends on the performance of the employee's division against its division goals.

     Actual bonuses paid can range from zero to 150% of base salary for the CEO or up to 110% of base salary for other participants.

Long-Term Incentive Compensation

     Noble utilizes stock option grants and restricted stock awards under the 1991 Plan as a means of creating longer-term incentive for executive officers and other employees. The 1991 Plan is designed to align a significant portion of the executive compensation program with member interests by rewarding executives for the attainment of stock price appreciation and total member/shareholder return. The 1991 Plan, which was approved by stockholders at the Noble Drilling Corporation 1991 annual meeting and amended with stockholder approval in 1994, 1997, 1999 and 2002, provides Noble with the flexibility of granting stock options and awarding restricted stock. The options represent the right to purchase Ordinary Shares over a period of up to 10 years upon the terms and conditions as are specified by the 1991 Plan.

     The Committee granted stock options under the 1991 Plan to executive officers of Noble, including options to purchase 180,000 Ordinary Shares awarded to the CEO, in July 2002. All of the options vest over three years and are exercisable at $31.20, which was the fair market value of an Ordinary Share as of the date of the grant. The Committee did not make any awards of restricted stock during 2002.

2002 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee reviews the CEO's salary once annually, consistent with Noble's salary administration policy for all shore based employees. Adjustments to the salary are considered by the Committee based upon Noble's financial and share price performance and the achievement by Noble of certain business objectives. The year 2002 was the second best year in Noble's history from a financial performance standpoint. As evidenced in the performance graph appearing in the proxy statement, which includes this report, Noble outperformed its competitor peer group during 2002. However, at the request of the CEO, no adjustment to the CEO's base salary was made in 2002. The CEO currently receives 23% of his base salary in the form of Ordinary Shares, as a result of the CEO's request to have increases in the CEO's base salary made by the Committee in 2000 and 2001 paid in Ordinary Shares.

     In accordance with the terms of the STIP, the CEO was awarded a bonus of $813,750 relative to 2002 performance. In addition, the Committee awarded the CEO a discretionary bonus of $100,000 for the CEO's contribution in connection with Noble's financial and share price performance in 2002.

     As noted above, in recognition of Noble's achievements during the latter part of 2001 and the first half of 2002 under the leadership of the CEO, the Committee granted the CEO an option to purchase 180,000 Ordinary Shares pursuant to the 1991 Plan on July 25, 2002. In deciding to grant these options, the Committee also considered compensation data provided by Towers Perrin.

     In the December 2002 issue of Chief Executive, a national business publication, Mr. Day was recognized for achieving the fourth highest shareholder value return in the energy industry over his tenure as CEO, which began in 1984. In the January 2003 issue of Institutional Investor magazine, Mr. Day was recognized as the best chief executive officer in the oil services and equipment industry segment, as ranked by portfolio managers and securities analysts at major money management firms and investment banks.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the tax deductibility to public companies for compensation in excess of $1 million per person per year, unless such compensation meets certain specific requirements. The Committee's intent is to structure compensation awards that will be deductible without limitation where doing so will further the purposes of Noble's executive compensation programs. The Committee also considers it important to retain flexibility to design compensation programs, even where compensation payable under such programs may not be fully deductible, if such programs effectively recognize a full range of criteria important to Noble's success and result in a gain to Noble that would outweigh the limited negative tax effect.

SUMMARY

     The members of the Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and member interests. As performance goals are met or exceeded and the value of our member's investment in Noble increases, we believe that executive officers are to be rewarded commensurately. The members of the Committee believe that compensation levels during 2002 adequately reflect the compensation goals and policies of Noble.

March 10, 2003                                   COMPENSATION COMMITTEE

                                                 Michael A. Cawley, Chairman
                                                 Luke R. Corbett
                                                 Marc E. Leland

     The following table shows the compensation of our Chief Executive Officer and our four other most highly paid executive officers (collectively, the "named executive officers"). See the Report of the Compensation Committee beginning on page 8 of this proxy statement for an explanation of our compensation policies and programs.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION AWARDS
                                                                           ------------------------------------
                                                ANNUAL COMPENSATION
                                          -------------------------------
                                                                                                      VALUE OF
                                                                                        SECURITIES     LONG
                                                                   OTHER                UNDERLYING     TERM          ALL
                                                                   ANNUAL  RESTRICTED   OPTIONS      INCENTIVE      OTHER
NAME AND                                                          COMPEN-    STOCK      (NUMBER OF    PLAN PAY-     COMPEN-
PRINCIPAL POSITION                YEAR     SALARY       BONUS     SATION     AWARDS     SHARES)(1)      OUTS        SATION
------------------                ----    ---------  ----------  --------  ----------   ---------- ------------   -----------
James C. Day.................     2002    $ 775,000  $  913,750  $  7,855  $       --     180,000  $  2,274,211   $15,374  (2)
   Chairman and CEO               2001    $ 733,334  $  435,938  $  7,855  $2,425,200     125,000  $  2,512,290   $14,682
                                  2000    $ 620,833  $1,087,500  $  7,491  $3,617,600     125,000  $  2,287,984   $13,297

Robert D. Campbell...........     2002    $ 385,000  $  350,000  $      0  $       --      85,000  $    852,240   $ 9,601  (2)
   President                      2001    $ 372,500  $  200,000  $      0  $  747,875      65,000  $    738,030   $ 8,329
                                  2000    $ 345,000  $  407,000  $      0  $1,276,800      65,000  $    565,000   $11,315

Mark A. Jackson..............     2002    $ 310,000  $  280,000  $      0  $       --      75,000  $    253,840   $ 8,400  (3)(4)
   Senior Vice                    2001    $ 301,667  $  125,000  $      0  $  454,725      35,000  $    134,900   $ 7,140
   President - Finance, Chief     2000    $ 100,000  $  125,000  $      0  $1,225,000      75,000  $          0   $ 8,942
   Financial Officer

Danny W. Adkins..............     2002    $ 255,000  $  280,000  $      0  $       --      75,000  $    752,985   $ 8,400  (3)(5)
   Senior Vice President -        2001    $ 242,500  $  135,000  $      0  $  606,300      55,000  $    755,010   $ 7,536
   Operations                     2000    $ 215,000  $  216,000  $      0  $1,064,000      55,000  $    575,291   $ 8,942

Julie J. Robertson...........     2002    $ 250,000  $  280,000  $      0  $       --      75,000  $    682,933   $11,000  (3)
   Senior Vice President -        2001    $ 224,167  $  135,000  $      0  $  606,300      50,000  $    681,570   $10,203
   Administration and             2000    $ 176,667  $  189,000  $      0  $1,064,000      50,600  $    545,598   $10,072
   Corporate Secretary


----------

(1) Options represent the right to purchase Ordinary Shares at a fixed price per share.

(2) Consists of company contributions to defined contribution plan (and unfunded, nonqualified excess benefit plan), term life insurance premiums and directors' fees, respectively, as follows: Mr. Day - $11,000, $3,774 and $600; and Mr. Campbell - $8,400, $601 and $600.

(3) Consists of company contributions to defined contribution plan (and unfunded, nonqualified excess benefit plan) as follows: Mr. Jackson - $8,400; Mr. Adkins - $8,400; and Ms. Robertson - $11,000.

(4) Mr. Jackson was elected Senior Vice President - Finance and Chief Financial Officer on September 1, 2000.

(5)  Mr. Adkins became an executive officer in February 2001.

     The following table sets forth certain information with respect to options to purchase Ordinary Shares granted during the year ended December 31, 2002 to each of the named executive officers.

                            OPTION/SAR GRANTS IN 2002

                                               INDIVIDUAL GRANTS
                           ----------------------------------------------------------
                           NUMBER OF
                           SECURITIES      PERCENT OF                                      POTENTIAL REALIZABLE VALUE AT
                           UNDERLYING        TOTAL                                         ASSUMED ANNUAL RATES OF STOCK
                             OPTIONS        OPTIONS     EXERCISE                              PRICE APPRECIATION FOR
                             GRANTED       GRANTED TO    PRICE                                    OPTION TERM (1)
                            (NUMBER OF      EMPLOYEES     PER                            -------------------------------
NAME                         SHARES)         IN 2002     SHARE        EXPIRATION DATE       5% (3)            10% (4)
---------------------       -----------    ----------- -----------    ---------------   ---------------  --------------
James C. Day.........       180,000 (2)        10.94%  $     31.20    July 24, 2012     $     3,531,600  $    8,949,600
Robert D. Campbell...        85,000 (2)        5.17%   $     31.20    July 24, 2012     $     1,667,700  $    4,226,200
Mark A. Jackson......        75,000 (2)         4.56%  $     31.20    July 24, 2012     $     1,471,500  $    3,729,000
Danny W. Adkins......        75,000 (2)         4.56%  $     31.20    July 24, 2012     $     1,471,500  $    3,729,000
Julie J. Robertson...        75,000 (2)         4.56%  $     31.20    July 24, 2012     $     1,471,500  $    3,729,000

----------------
(1) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Ordinary Share holdings are dependent on the future performance of the Ordinary Shares and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

(2) Amounts represent a single grant of options on July 25, 2002. One-third of the options becomes exercisable on each of July 25, 2003, 2004 and 2005.

(3)  Reflects an assumed market price per Ordinary Share of $50.82.

(4)  Reflects an assumed market price per Ordinary Share of $80.92.

     The following table sets forth certain information with respect to the exercise of options to purchase Ordinary Shares and stock appreciation rights
(SARs) during the year ended December 31, 2002, and the unexercised options held at December 31, 2002 and the value thereof, by each of the named executive officers.

                     AGGREGATED OPTION/SAR EXERCISES IN 2002
                         AND 12/31/02 OPTION/SAR VALUES

                                SHARES                       NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-THE-
                               ACQUIRED                   UNDERLYING OPTIONS/SARS AT         MONEY OPTIONS/SARS AT
                              ON EXERCISE                      12/31/02 (SHARES)                   12/31/02
                              (NUMBER OF     VALUE         -----------------------------------------------------------
NAME                            SHARES)     REALIZED       EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                          ----------- -----------     ------------   ------------- --------------  ---------------
James C. Day............         106,333  $ 2,537,693        355,833         315,001   $   2,251,144   $    1,183,753
Robert D. Campbell......              --           --        204,999         150,001       2,675,397          511,253
Mark A. Jackson.........              --           --         61,666         123,334          47,247          390,753
Danny W. Adkins.........              --           --        178,666         134,001       1,855,187          498,851
Julie J. Robertson......              --           --        237,999         129,001       2,539,517          485,353

DEFINED BENEFIT PLANS

     Our defined benefit plans that cover our executive officers provide the benefits shown below. The estimates assume that benefits are received in the form of 10-year certain and life annuity.

                               PENSION PLAN TABLE

                                                           ESTIMATED ANNUAL BENEFITS UPON RETIREMENT AT AGE 65
FIVE-YEAR AVERAGE                                         AFTER COMPLETION OF THE FOLLOWING YEARS OF SERVICE (2)
ANNUAL                                                ---------------------------------------------------------------
COMPENSATION (1)                                            15               20              25              30
----------------                                      --------------   --------------  --------------   -------------
$   125,000.......................................    $       30,000   $       40,000  $       50,000   $      60,000
    200,000.......................................            48,000           64,000          80,000          96,000
    300,000.......................................            72,000           96,000         120,000         144,000
    400,000.......................................            96,000          128,000         160,000         192,000
    600,000.......................................           144,000          192,000         240,000         288,000
    800,000.......................................           192,000          256,000         320,000         384,000
  1,000,000.......................................           240,000          320,000         400,000         480,000
  1,400,000.......................................           336,000          448,000         560,000         672,000
  1,800,000.......................................           432,000          576,000         720,000         864,000

----------
(1) Benefit amounts under the Noble Drilling Salaried Employees' Retirement Plan (and unfunded, nonqualified excess benefit plan) are based on an employee's vested percentage, average monthly compensation and number of years of benefit service (maximum 30 years). The average monthly compensation is defined in the plan generally to mean the participant's average monthly rate of compensation from the Company for the five successive calendar years that give the highest average monthly rate of compensation for the participant. Plan compensation is defined (with certain exceptions) to mean basic compensation, bonuses, commissions and overtime pay, exclusive of extraordinary compensation but prior to reduction for any compensation deferred under a cash or deferred arrangement qualifying under Sections 401(k) or 125 of the Internal Revenue Code of 1986, as amended. Accordingly, the amounts reported in the Summary Compensation Table included elsewhere herein under the table caption "Annual Compensation" approximate plan compensation for 2002.

(2) Retirement benefits shown above are calculated using 1.6 percent of final average pay multiplied by years of service. This slightly overstates the benefit since that part of the final average pay that is below the Social Security "covered compensation" level should be multiplied by 1.0 percent instead of 1.6 percent. "Covered compensation" is the average of the Social Security Wage Bases during the 35-year period ending with the year the employee reaches Social Security Retirement Age. The amount of benefit shown is not subject to deductions for Social Security.

     As of December 31, 2002, the named executive officers had the following approximate credited years of service for retirement purposes: Mr. Day--25; Mr. Campbell--4; Mr. Jackson--2; Mr. Adkins--8; and Ms. Robertson--14.

     The following table sets forth information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2002.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                               NUMBER OF SECURITIES
                                             NUMBER OF SECURITIES                             REMAINING AVAILABLE FOR
                                              TO BE ISSUED UPON       WEIGHTED-AVERAGE         FUTURE ISSUANCE UNDER
                                                 EXERCISE OF         EXERCISE PRICE OF       EQUITY COMPENSATION PLANS
                                             OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,       (EXCLUDING SECURITIES
PLAN CATEGORY                                 WARRANTS AND RIGHTS     WARRANTS AND RIGHTS      REFLECTED IN COLUMN (a))
-------------                               ----------------------  ----------------------  ---------------------------
                                                     (a)                     (b)                         (c)
Equity compensation plans
    Approved by security holders........             9,187,658              $29.64                    4,271,973
Equity compensation plans not
    Approved by security holders........                   N/A                 N/A                      236,205  (1)
Total...................................             9,187,658              $29.64                    4,508,178

----------
(1) Consists of shares issuable under the Noble Drilling Corporation 401(k) Savings Restoration Plan and the Noble Corporation Equity Compensation Plan for Non-Employee Directors. The Restoration Plan was amended in February 2003 to limit the total number of shares issuable under the Restoration Plan since its inception to 200,000. Prior to that amendment, there was no such limit. The number of shares in column (c) gives effect to the amendment.

     Set forth below is a brief description of the material features of the equity compensation plans of the Company that have not been approved by members and for which information is included in the table above.

          Noble Drilling Corporation 401(k) Savings Restoration Plan. The Noble Drilling Corporation 401(k) Savings Restoration Plan is a nonqualified, unfunded employee benefit plan under which certain highly compensated employees of the Company may elect to defer compensation in excess of amounts deferrable under the Company's 401(k) Plan, and receive employer matching contributions (which are made in Ordinary Shares). The employer matching amount is limited in the same manner as are employer matching contributions under the Noble Drilling Corporation 401(k) Savings Plan. At the discretion of the Company, eligible participants may also receive direct payment of compensation through Ordinary Shares as additional awards under this plan. Mr. Day's salary increases awarded in 2000 and 2001 are currently paid in Ordinary Shares pursuant to this feature of the plan. Effective February 25, 2003, the plan was amended to limit the total number of Ordinary Shares issuable under the plan since its inception to 200,000. No options are issuable under the plan, and there is no "exercise price" applicable to shares delivered under the plan.

          Noble Corporation Equity Compensation Plan for Non-Employee Directors. Under this plan, non-employee directors of the Company receive one-fifth ($7,000) of their annual retainer ($35,000) in Ordinary Shares. In addition, non-employee directors may elect to receive up to all of the balance of their annual retainer in Ordinary Shares or cash under the plan. Non-employee directors make elections on a quarterly basis. The number of Ordinary Shares to be issued under the plan in any particular quarter is determined using the average closing sales price of Ordinary Shares for the last 15 trading days of the previous quarter. No options are issuable under the plan, and there is no "exercise price" applicable to shares delivered under the plan.

PERFORMANCE GRAPH

     The following graph sets forth the cumulative total member (shareholder) return for the Ordinary Shares of the Company, the NYSE Stock Market Index (U.S. Companies), and a Competitor Group Index for the years indicated as prescribed by the SEC's rules. In accordance with the SEC's rules, we have elected to select a group of peer companies on an industry basis for comparison purposes. The competitor group is composed of seven industry participants: Atwood Oceanics, Inc., Diamond Offshore Drilling, Inc., ENSCO International Incorporated, GlobalSantaFe Corporation, Pride International, Inc., Rowan Companies, Inc. and Transocean Inc. Total return calculations were weighted according to the respective company's market capitalization.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
        AMONG NOBLE CORPORATION, NYSE STOCK MARKET INDEX (U.S. COMPANIES)
                     AND SEVEN-MEMBER COMPETITOR GROUP INDEX

                              (PERFORMANCE GRAPH)


     SYMBOL                                             12/31/97  12/31/98 12/31/99  12/29/00  12/31/01 12/31/02
     ------                                             --------  -------- --------  --------  -------- --------
                 Noble Corporation                        100.0     42.2     106.9     141.8    111.2     114.8
                 NYSE Stock Market                        100.0    119.9     131.2     136.4    126.1     103.6
                 Competitor Group                         100.0     41.9      67.5      91.7     68.2      57.7

NOTES:

A. The lines represent monthly index levels derived form compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.   The index level for all series was set to $100 on 12/31/1997.

SUPPLEMENTAL PERFORMANCE GRAPH

     The Company has elected to include a supplemental performance graph, which compares the cumulative total member (shareholder) return for the Ordinary Shares, the NYSE Stock Market Index (U.S. Companies) and a Competitor Group Index for the period indicated below. In accordance with the SEC's rules, we have elected to select a group of peer companies on an industry basis for comparison purposes. The competitor group is composed of seven industry participants: Atwood Oceanics, Inc., Diamond Offshore Drilling, Inc., ENSCO International Incorporated, GlobalSantaFe Corporation, Pride International, Inc., Rowan Companies, Inc. and Transocean Inc. Total return calculations were weighted according to the respective company's market capitalization.

              COMPARISON OF SEVENTEEN-YEAR CUMULATIVE TOTAL RETURNS
        AMONG NOBLE CORPORATION, NYSE STOCK MARKET INDEX (U.S. COMPANIES)
                     AND SEVEN-MEMBER COMPETITOR GROUP INDEX

                              (PERFORMANCE GRAPH)

     SYMBOL                           12/31/85  12/31/86 12/31/87  12/30/88  12/29/89 12/31/90 12/31/91  12/31/92  12/31/93
     ------                           --------  -------- --------  --------  -------- -------- --------  --------  --------
                 Noble Corporation     100.0       91.3    139.1     169.6     321.7    252.2     108.7     154.3     304.3
                 NYSE Stock Market     100.0      117.9    121.0     142.3     184.4    176.1     231.3     251.6     277.9
                 Competitor Group      100.0       55.6     77.9      69.9     127.5    112.3      64.3      60.4      99.3


     SYMBOL                           12/30/94  12/29/95 12/31/96  12/31/97  12/31/98  12/31/99  12/29/00  12/31/01  12/31/02
     ------                           --------  -------- --------  --------  --------  --------  --------  --------  --------
                 Noble Corporation      204.3     313.0    691.3     1065.2    450.0    1139.1    1510.9    1184.0    1222.6
                 NYSE Stock Market      277.9     376.6    456.5      606.7    727.1     796.3     827.5     765.1     628.4
                 Competitor Group        86.2     190.0    375.5      534.4    202.3     342.6     486.9     347.2     293.5

NOTES:

A. The lines represent annual index levels derived form compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100 on 12/31/1985. The Company became a publicly held corporation in October 1985.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10 percent of our Ordinary Shares, to file with the SEC initial reports of ownership and reports of changes in ownership of such shares. Directors, officers and beneficial owners of more than 10% of our Ordinary Shares are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     On August 27, 2002, the SEC adopted new rules accelerating the timing of when reports under Section 16(a) must be filed with the SEC. The following filings were not made in a timely manner under the new Section 16(a) filing schedule: (1) Mr. Adkins, Mr. Jackson and Ms. Robertson each filed late Form 4s, regarding 28 Ordinary Shares, 25 Ordinary Shares and 39 Ordinary Shares, respectively, for Ordinary Shares deposited in each person's 401(k) Restoration Plan account (shares represented the employer match) on September 25, 2002; (2) Mr. Day filed a late Form 4 regarding 481 Ordinary Shares deposited into his Restoration Plan account on September 25, 2002; and (3) Mr. Adkins filed a late Form 4 regarding 267 Ordinary Shares deposited into his Restoration Plan account on October 1, 2002. All of the reports were filed with the SEC by October 7, 2002. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2002, our directors, officers and beneficial owners of more than 10% of our Ordinary Shares otherwise complied with all applicable Section 16(a) filing requirements in a timely manner. We have instituted new procedures to assist our officers and directors in complying with the accelerated filing requirements under Section 16(a) on a going forward basis.

                                    AUDITORS

     The audit committee of our board of directors has appointed PricewaterhouseCoopers LLP, which has audited our financial statements since 1994, to audit our financial statements for the year ending December 31, 2003. We will not submit this appointment to members for ratification or approval. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual general meeting to respond to appropriate questions from members, and will be given the opportunity to make a statement should they desire to do so.


                          REPORT OF THE AUDIT COMMITTEE

To the Members of
Noble Corporation:

     The board of directors of Noble Corporation ("Noble") maintains an audit committee comprising three outside directors. The board of directors and the audit committee believe that the audit committee's current member composition satisfies the rules of the New York Stock Exchange in effect on the date of this report that govern audit committee composition, including the requirement that audit committee members all be "independent" as that term is defined in Section 303.01(B)(2)(a) and (3) of the NYSE's listing standards.

     The audit committee oversees Noble's financial process on behalf of the entire board of directors. Management has the primary responsibility for Noble's financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the audit committee are to review with Noble's auditors the company's financial reports (and other financial information) provided to the SEC and the investing public and to assist the board of directors with oversight of the integrity of the company's financial statements, compliance with Noble's business ethics and legal and regulatory requirements, the qualification and independence of Noble's independent auditors and the performance of independent and internal auditors. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management.

     The audit committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61. In addition, the audit committee has discussed with Noble's independent auditors the auditors' independence from management and Noble, including the matters in the written disclosures below and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

     The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of Noble's internal controls and the overall quality of Noble's financial reporting. The audit committee held four meetings during 2002 and met again on January 30, 2003.

AUDIT FEES

     The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of Noble's annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in Noble's Quarterly Reports on Form 10-Q for 2002 fiscal year (collectively, the "Audit Services") were $814,800.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP did not render any professional services described in Paragraph (c) (4) (ii) of Rule 2-01 of Regulations S-X (17 CFR 210.2-01) during the year ended December 31, 2002.

ALL OTHER FEES

     The aggregate fees billed for all other services (the "Other Services") rendered to Noble by PricewaterhouseCoopers LLP during the fiscal year ended December 31, 2002, other than the Audit Services, were $1,919,588. The Other Services consisted of tax compliance and advisory services totaling $1,142,199, internal audit services totaling $306,262, employee benefit plan audit services totaling $44,000, and other services totaling $427,127.

SUMMARY

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the Board has approved) that the audited financial statements be included in Noble's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC. The audit committee also determined that the provision of the Other Services rendered by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP's independence.


March 10, 2003                                  AUDIT COMMITTEE

                                                Jack E. Little, Chairman
                                                Lawrence J. Chazen
                                                William A. Sears



                       MEMBER PROPOSALS AND OTHER MATTERS

MEMBER PROPOSALS

     Any proposal by a member intended to be presented at the 2004 Annual General Meeting of Members, must be received by the Company at our principal executive offices at 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, Attn: Julie J. Robertson, Senior Vice President - Administration and Secretary, no later that November 16, 2003, for inclusion in the proxy materials relating to that meeting.

     The Company's articles of association provide that all member nominations for nominees for election to the board of directors must be made following written notice to our corporate secretary accompanied by certain background and other information specified in the articles of association. In connection with any annual general meeting, written notice of a member's intention to make such nominations must be given to our corporate secretary not later than the date which is 90 days in advance of the annual general meeting.

     In order for a member to bring other business before an annual general meeting of members, timely notice must be received by our corporate secretary not less than 60 nor more than 120 days in advance of the meeting. The notice must include a description of the proposed item, the reasons the member believes support its position concerning the item, and other specified matters. These requirements are separate from and in addition to the requirements you must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

SOLICITATION OF PROXIES

     The cost of the solicitation of proxies, including the cost of preparing, printing and mailing the materials used in the solicitation, will be borne by the Company. The Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies for a fee of $10,000 and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram and via the Internet by directors, officers and employees of the Company, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Ordinary Shares held by those persons and the Company will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

ADDITIONAL INFORMATION ABOUT THE COMPANY

     You can learn more about our operations and the Company by visiting our website at www.noblecorp.com. Among other information we have provided there, you will find:

     o    Our business conduct/business ethics policies

     o    Our articles and memorandum of association

     o Information concerning our business and recent press releases and filings with the SEC

     o    Information concerning our board of directors and member relations

     If you would like to contact a member of our board of directors, please send an e-mail to nobleboard@noblecorp.com.

     For additional information about the Company, please refer to our 2002 Annual Report, which is being mailed with this proxy statement.


                                                  NOBLE CORPORATION

                                                     James C. Day
                                                     Chairman and
                                                Chief Executive Officer
Sugar Land, Texas
March 14, 2003

            THERE ARE THREE WAYS TO DELIVER YOUR VOTING INSTRUCTIONS

       TELEPHONE                            INTERNET                                       MAIL
This method is available for       Visit the Internet website at           Simply complete, sign and date
residents of the U.S. and          HTTP://PROXY.GEORGESON.COM.             your Voting Instruction Card and
Canada. On a touch tone            Enter the COMPANY NUMBER                return it in the postage-paid
telephone, call TOLL FREE          AND CONTROL NUMBER                      envelope. If you are providing
1-800-850-5909, 24 hours a         shown below and follow                  instructions by telephone or the
day, 7 days a week. You will be    the instructions on your                Internet, please do not mail
asked to enter ONLY the            screen. You will incur only your        your Voting Instruction Card.
CONTROL NUMBER shown               usual internet charges. Available
below. Have your Voting            until 5 p.m. Eastern Time on
Instruction Card ready, then       Wednesday, April 23, 2003.
follow the prerecorded
instructions. Available until
5 p.m. Eastern Time on
Wednesday, April 23, 2003.

             -----------------------                 -----------------------
                  COMPANY NUMBER                         CONTROL NUMBER
             -----------------------                 -----------------------


TO DELIVER YOUR INSTRUCTIONS BY MAIL, PLEASE DETACH VOTING INSTRUCTION CARD HERE
--------------------------------------------------------------------------------

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.


                                                              FOR both nominees         WITHHOLD
                                                            listed below (except   AUTHORITY to vote
                                                              as marked to the     for both nominees
                                                               contrary below       as listed below

Item 1. Election of Directors. THE BOARD OF DIRECTORS
        RECOMMENDS A VOTE "FOR" THE ELECTION OF                     [ ]                   [ ]
        THE NOMINEES LISTED BELOW.

        JAMES C. DAY
        MARC E. LELAND

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

---------------------------------------------------------------


                               Change of address and/or Comments Mark Here?  [ ]



                               Dated:                                    , 2003
                                     ------------------------------------

                               ------------------------------------------------
                               Signature(s) of 401(k) Plan Participant

                               This voting instruction card should be signed exactly as your name appears hereon.

                               Voting instructions must be indicated [x] in black or blue ink.


   Please complete, date and sign this voting instruction card and return it promptly in the enclosed postage prepaid envelope.

                          PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------


                                NOBLE CORPORATION
                      13135 SOUTH DAIRY ASHFORD, SUITE 800
                            SUGAR LAND, TEXAS 77478

                  VOTING INSTRUCTION CARD FOR ORDINARY SHARES

        VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby instructs the trustee to vote, as designated below, all Ordinary Shares of Noble Corporation that are credited to the accounts of the undersigned (whether or not vested) in the Noble Drilling Corporation 401(k) Savings Plan at the Annual General Meeting of Members of Noble Corporation to be held on April 24, 2003, and at any adjournment thereof, as more fully described in the notice of the Meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

THIS VOTING INSTRUCTION CARD, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED BY THE TRUSTEE OF THE NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN ("401(k) PLAN") IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED 401(k) PLAN PARTICIPANT. IF THIS VOTING INSTRUCTION CARD IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR APPROVAL OF ITEM 1.

           (Continued and to be signed and dated on the reverse side)

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

                   THERE ARE THREE WAYS TO DELIVER YOUR PROXY

        TELEPHONE                        INTERNET                            MAIL
This method is available        Visit the Internet website at     Simply complete, sign and
for residents of the U.S.       http://proxy.georgeson.com.       date your Proxy Card and
and Canada. On a touch          Enter the COMPANY NUMBER          return it in the
tone telephone, call TOLL       and CONTROL NUMBER shown          postage-paid envelope. If
FREE 1-800-850-5909, 24         below and follow the              you are voting by
hours a day, 7 days a           instructions on your              telephone or the Internet,
week.You will be asked to       screen. You will incur            please do not mail your
enter ONLY the CONTROL          only your usual internet          Proxy Card.
NUMBER shown below. Have        charges.Available until 5
your Proxy Card ready,          p.m. Eastern Time on
then follow the                 Wednesday, April 23, 2003.
prerecorded instructions.
Available until 5 p.m.
Eastern Time on Wednesday,
April 23, 2003.

       --------------------                    --------------------
          COMPANY NUMBER                          CONTROL NUMBER
       --------------------                    --------------------





          TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

                                                         FOR both nominees           WITHHOLD
                                                        listed below (except    AUTHORITY to vote
                                                          as marked to the      for both nominees
Item 1. Election of Directors. THE BOARD OF DIRECTORS      contrary below        as listed below
        RECOMMENDS A VOTE "FOR" THE ELECTION OF                  [ ]                   [ ]
        THE NOMINEES LISTED BELOW.

        JAMES C. DAY
        MARC E. LELAND

(INSTRUCTION: To withhold authority to vote for any individual
nominee, write the nominee's name in the space provided below.)      IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
                                                                     VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY
--------------------------------------------------------------       COME BEFORE THE MEETING.


                                                                               Change of address and/or Comments Mark Here ? [ ]






                                                                         Date:                                          , 2003
                                                                              ------------------------------------------

                                                                         ------------------------------------------------------
                                                                         Signature

                                                                         ------------------------------------------------------
                                                                         Signature

                                                                         Sign exactly as name appears hereon. (If shares are
                                                                         held by joint tenants, both should sign. If signing as
                                                                         Attorney, Executor, Administrator, Trustee or Guardian,
                                                                         please give your title as such. If the signer is a
                                                                         corporation, please sign in the full corporate name by
                                                                         duly authorized officer.) Votes must be indicated [X]
                                                                         in Black or Blue Ink.

(Please sign, date and return this proxy promptly in the enclosed postage prepaid  envelope.)

                          PLEASE DETACH PROXY CARD HERE

--------------------------------------------------------------------------------

                                NOBLE CORPORATION
                       13135 SOUTH DAIRY ASHFORD,SUITE 800
                             SUGAR LAND,TEXAS 77478

                                      PROXY

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, revoking any proxy heretofore given with the Meeting of Members described below, hereby appoints James C. Day proxy, with full powers of substitution, to represent the under- signed at the Annual General Meeting of Members of Noble Corporation to be held on April 24, 2003, and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as follows:

         The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED "FOR" APPROVAL OF ITEM 1. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual General Meeting.

                                     PROXY

           (Continued and to be signed and dated on the reverse side)

                                                              ------------------
                                                               SEE REVERSE SIDE
                                                              ------------------